Exhibit 99.1
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
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In re	: Chapter 11
:

MPM Silicones, LLC, et al.,	: Case No. 14-22503 (RDD)
:

Debtors.	: (Jointly Administered)
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Quarterly Operating Report for the Period
From October 1, 2014 to December 31, 2014

Debtors’ Address:	260 Hudson River Road
Waterford, NY 12188

Debtors’ Attorneys:	Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Telephone: (212) 728-8000

This Quarterly Operating Report (“QOR”) has been prepared solely for the purposes of complying with the quarterly reporting requirements applicable in these Chapter 11 cases and is in a format that the Debtors believe is acceptable to the United States Trustee.  The financial information contained herein is limited in scope and covers a limited time period. Moreover, such information is preliminary and unaudited, and is not prepared in accordance with accounting principles generally accepted in the United States.

I declare under penalty of perjury that this report and the attached documents are true and correct to the best of my knowledge and belief.

/s/ Brian D. Berger
Brian D. Berger	February 2, 2015
Interim Chief Financial Officer of
Momentive Performance Materials Inc. and
Momentive Performance Materials Holdings Inc.

In re MPM Silicones, LLC, et al.,

Case No. (Jointly Administered) Reporting Period:	14-22503 10/1/14 - 12/31/14

Federal Tax I.D.#	22-3775481

Schedule of Cash Disbursements

TIME PERIOD: 10/01/2014 through 12/31/2014

Debtor	Case Number	Total Cash Disbursements	Transfers*	Net Cash Disbursements
MPM Silicones, LLC	14-22503-RDD	$—	$—	$—
Juniper Bond Holdings I LLC	14-22504-RDD	$12,076,667	$(12,075,000)	$1,667
Juniper Bond Holdings II LLC	14-22505-RDD	$12,075,000	$(12,075,000)	$—
Juniper Bond Holdings III LLC	14-22506-RDD	$12,075,760	$(12,075,000)	$760
Juniper Bond Holdings IV LLC	14-22507-RDD	$12,075,770	$(12,075,000)	$770
Momentive Performance Materials Holdings Inc.	14-22508-RDD	$8,937,751	$—	$8,937,751
Momentive Performance Materials Inc.	14-22509-RDD	$957,460,600	$(398,813,525)	$558,647,075
Momentive Performance Materials Quartz, Inc.	14-22510-RDD	$66,001,987	$(35,358,833)	$30,643,154
Momentive Performance Materials USA Inc.	14-22511-RDD	$877,095,185	$(534,487,884)	$342,607,301
Momentive Performance Materials Worldwide Inc.	14-22512-RDD	$24,540,778	$—	$24,540,778
Momentive Performance Materials South America Inc.	14-22513-RDD	$98,688	$—	$98,688
Momentive Performance Materials China SPV Inc.	14-22514-RDD	$—	$—	$—
	Total	$1,982,438,186	$(1,016,960,242)	$965,477,944

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